Exhibit 10.12

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS

BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS

DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Letter Agreement

This letter agreement (the “Letter Agreement”) is entered into by and among (1) Astellas Pharma Inc., a Japanese kabushiki kaisha having a place of business at 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”), (2) Upstream Bio, Inc., a Delaware corporation having a place of business at care of: Maruho Hatsujyo Innovations, 175 Washington Street, Norwell, MA 02061USA (“Buyer”), and (3) Regeneron Pharmaceuticals Inc., a New York corporation with a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York, 10591 (“Regeneron”). Astellas, Buyer, and Regeneron shall each be referred to herein as a “Party” and shall be collectively referred to herein as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Regeneron Agreement (as defined below).

WHEREAS Astellas and Buyer are negotiating the terms of a potential asset purchase agreement (the “Asset Purchase Agreement”) whereby Astellas would assign and transfer to Buyer certain assets of Astellas related to the compound designated by Astellas as ASP7266 (the “Compound”) and Buyer would accept and assume certain liabilities and obligations related thereto.

WHEREAS Astellas and Regeneron previously entered into that certain Non-Exclusive License and Material Transfer Agreement effective as of March 30, 2007, as subsequently amended by that certain amendment dated July 28, 2010 and that certain memorandum dated October 11, 2016 (collectively, the “Regeneron Agreement”), and subsequently terminated the Regeneron Agreement effective as of June 7, 2018, subject to certain surviving rights and obligations of Regeneron and Astellas as expressly set forth therein.

WHEREAS in connection with the Asset Purchase Agreement, Astellas desires to assign and transfer to Buyer, and Buyer desires to assume and accept, certain of Astellas’s surviving rights and obligations under the Regeneron Agreement, including without limitation Astellas’s payment, reporting, and indemnification obligations, in connection with activities conducted by or on behalf of Buyer with respect to the Assigned Antibody, Assigned Antibody Materials, and/or any resulting Assigned Subject Products (defined below) upon and after the closing of the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

The Parties acknowledge and agree that for the purposes of this Letter Agreement, (a) the “Assigned Antibody” shall mean the Compound, and (b) the “Assigned Antibody Materials” shall mean (i) with respect to the Assigned Antibody, [***], or (ii) [***].

2.	The Parties acknowledge and agree that for the purposes of this Letter Agreement, a “Subject Product” under the Regeneron Agreement shall mean [***] (the “Assigned Subject Products”).

3.

Astellas hereby assigns to Buyer, and Buyer hereby assumes and accepts, all of Astellas’ surviving rights and obligations in accordance with Section 9.5 of the Regeneron Agreement, including but not limited to Article IV (Payments and Records), Article VI (Indemnification), and Article X (Miscellaneous) of the Regeneron Agreement with respect to the Assigned Antibody, Assigned Antibody Materials, and any resulting Assigned Subject Products, in each case occurring or accruing on or after the closing of the Asset Purchase Agreement and the transactions contemplated thereby (the “ASP7266 Assignment Transaction”). Regeneron acknowledges and agrees that as of the closing of the ASP7266 Assignment Transaction (the “Closing”), Astellas shall have no further obligations nor rights under the Regeneron Agreement, including Article IV (Payments and Records), Article VI (Indemnification), VII (Intellectual Protection and related matters), and Article X (Miscellaneous) thereof with respect to the Assigned Antibody, Assigned Antibody Materials, and/or Assigned Subject Products, including, without limitation, any obligation to pay or otherwise remit royalties on Net Sales of the Assigned Subject Products by or on behalf of Buyer pursuant to Section 4.2, any obligation to prepare or deliver reports to Regeneron in relation to the Assigned Subject Products pursuant to Section 4.4, any obligation keep records in relation to the Assigned Subject Products pursuant to Section 4.5, and any obligation to indemnify any Regeneron Indemnitees in relation to any liabilities, losses, costs, damages, fees or other expenses related to the Assigned Subject Products, in each case on or after the Closing. It is clarified that with respect to any Astellas obligations or liabilities accruing under the Regeneron Agreement prior to the Closing, including but not limited to any obligations or liabilities concerning the Antibody and/or Antibody Materials that are herein being assigned as the Assigned Antibody and Assigned Antibody Materials, Astellas shall remain the sole party liable towards Regeneron and Regeneron hereby waives any claim, right or remedy against Buyer with respect to such obligations or liabilities of Astellas.

4.	Insurance

a.

Buyer shall maintain insurance with respect to its activities under this Letter Agreement in such amount as such party customarily maintains with respect to similar activities for its other products, but not less than such amount as is reasonable and customary in the biotechnology industry.

b.

Without limiting the foregoing, Buyer shall procure and maintain insurance policies during the term of this Letter Agreement for: (i) comprehensive general liability insurance, including broad form and contractual liability, in a minimum amount of [***] combined single limit per occurrence and in the aggregate; (ii) commencing upon the first administration to humans of the Assigned Antibody by or on behalf of Buyer, clinical trial insurance, in a minimum amount of [***] combined single limit per occurrence and in the aggregate; and (iii) commencing upon the first administration to humans of the Assigned Antibody by or on behalf of Buyer products liability insurance, including broad form and contractual liability, in a minimum amount of [***] combined single limit per occurrence and in the aggregate, in each case written on an occurrence-basis (collectively, the “Insurance Policies”).

c.

Buyer’s obligation to procure and maintain insurance policies of certain required insurance coverage and limits under this Section 4 may be satisfied with any combination of primary and umbrella/excess liability insurance; provided, that the terms and conditions of any such umbrella/excess liability insurance shall be at least as broad as the underlying policies.

d.

Each Insurance Policy shall (i) name as additional insureds Astellas, Regeneron and their directors, officers, agents and employees and (ii) be placed with a reputable insurer with a minimum AM Best rating of A- VII, or S&P A, or better.

5.	Any notices to Buyer pertaining to the rights and obligations assigned herein shall be addressed to:

UPSTREAM BIO, INC.

[***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Galia Amir Cheyne, Adv.

[***]

Tel: ***]

Fax: [***]

Email: [***]

6.

This Letter Agreement shall be effective solely upon and subject to the Closing and in such case shall be effective as of the date thereof. Notwithstanding the foregoing, Astellas will remain responsible, before, upon and after the Closing, for any liabilities or obligations arising under the Regeneron Agreement prior to the Closing, as well as all obligations and liabilities arising under the Regeneron Agreement in the event the Closing does not take place. Upon the Closing, Regeneron hereby releases Astellas from any and all obligations, liabilities, claims, and/or damages of any type with respect to any and all activities conduct by or on behalf of Buyer with respect to the Assigned Antibody, Assigned Antibody Materials, and/or the Assigned Subject Products on or after the Closing.

7.

This Letter Agreement shall be construed and the respective rights and obligations of the Parties determined according to the substantive laws of the State of New York notwithstanding any provisions governing conflict of laws under such New York law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods.

8.

The Parties acknowledge that this Letter Agreement, and the surviving terms of the Regeneron Agreement (as modified by this Letter Agreement) sets forth the entire agreement and understanding of the Parties as to the subject matter hereof. This Letter Agreement and the surviving terms of the Regeneron Agreement (as modified by this Letter Agreement) shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties.

9.

This Letter Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if all Parties have not executed by the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signature.

IN WITNESS WHEREOF, the Parties have executed this Letter Agreement by their duly authorized representatives on the date last signed below.

Astellas Pharma Inc.		Upstream Bio, Inc.

By:	/s/ Ken Kubota	By:	/s/ Eran Perry
Title:	SVP, Business Development	Title:	President
Date:	October 19, 2021	Date:	October 15, 2021

Regeneron Pharmaceuticals Inc.

By:	/s/ Kerry Reinertsen
Title:	SVP, Strategic Alliances
Date:	October 18, 2021